UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 7, 2025

Verint Systems Inc.

(Exact name of registrant as specified in its charter)

001-34807

(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

225 Broadhollow Road

Melville, New York 11747

(Address of principal executive offices, with zip code)

(631) 962-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	VRNT	The NASDAQ Stock Market, LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on August 24, 2025, Verint Systems Inc., a Delaware corporation (“Verint” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Verint will be acquired by Calabrio, Inc., a Delaware corporation (“Parent”). Pursuant to the Merger Agreement, Viking Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, will be merged with and into Verint (the “Merger”), with Verint surviving the Merger as a wholly owned subsidiary of Parent.

On September 30, 2025, Verint filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement. A definitive proxy statement was later filed with the SEC on October 20, 2025 (the “Proxy Statement”). The Proxy Statement solicits stockholder approval for, among other things, adoption of the Merger Agreement at a special meeting of Verint’s stockholders scheduled for November 18, 2025.

Certain Litigation

In connection with the Merger, two complaints have been filed by purported stockholders in the Supreme Court of the State of New York, County of New York, captioned Jones v. Verint Systems Inc., et al., Index No. 659400/2025 (filed October 28, 2025), and Thompson v. Verint Systems Inc., et al., Index No. 659435/2025 (filed October 29, 2025) (together, the “Complaints”). The Complaints generally allege that the Proxy Statement filed by Verint with the SEC misrepresents and/or omits certain purportedly material information relating to Verint management’s financial projections for Verint, the data and inputs underlying the financial valuation analyses that support the opinion provided by Jefferies LLC, potential conflicts of interest faced by Verint insiders and the background of the Merger. The Complaints assert claims of negligent misrepresentation and concealment in violation of New York common law and negligence in violation of New York common law. The Complaints seek orders enjoining the proposed Merger, or in the event that the proposed Merger is consummated, orders rescinding the Merger or awarding actual and punitive damages, as well as all of the plaintiffs’ fees and expenses in connection with the litigation, including reasonable attorneys’ and experts’ fees and expenses.

Moreover, in connection with the Merger, Verint has received demand letters from purported stockholders seeking additional disclosures in the Proxy Statement and/or access to Verint’s books and records (the “Demands”).

Verint cannot predict the outcome of the Complaints, the Demands or any additional possible litigation. Verint and the individual defendants intend to vigorously defend against the Complaints, the Demands and any subsequently filed similar actions. It is possible additional demand letters may be received or that additional lawsuits may be filed arising out of the Merger between the date of this Current Report on Form 8-K and the consummation of the Merger. Absent new or significantly different allegations, Verint will not necessarily disclose any such additional filings.

Verint believes that the disclosures set forth in the Proxy Statement comply fully with all applicable laws, and denies the allegations in the Complaints and Demands described above. Nevertheless, Verint has determined to voluntarily supplement certain disclosures in the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit of the Complaints and Demands described above, or of the necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Verint specifically denies all allegations in the Complaints and Demands that any additional disclosure was or is required or is material.

SUPPLEMENTAL DISCLOSURES

The following Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. The inclusion in this supplement to the Proxy Statement of certain information should not be regarded as an indication that any of Verint’s or its affiliates, directors, officers, or other representatives, or any other recipient of this information, considered, or now considers, it to be material, and such information should not be relied upon as such. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. For clarity, new text within restated paragraphs from the Proxy Statement is identified by bold, underlined text, and deleted text within restated paragraphs from the Proxy Statement is identified by ~~strikethrough text~~. If information in the Supplemental Disclosures differs from or updates information contained in the Proxy Statement, then the information in the Supplemental Disclosures is more current and supersedes the different information contained in the Proxy Statement.

The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented as follows:

On page 44, the following text shall be added to the paragraph beginning on page 43 and ending on page 44:

During the week of February 3, 2025, a financial sponsor, identified as Party D, contacted Verint management, and expressed interest in exploring a potential transaction with Verint and delivered a preliminary due diligence request and its anticipated timeline for advancing discussions. Party D had been introduced to Mr. Bodner in December of 2024 by representatives of Evercore, a financial advisor with knowledge of the Company that was in regular contact with Verint management and assisted in the structured market check process, but had not meaningfully engaged with Verint at that time. Party D entered into a non-disclosure agreement with the Company in February of 2025. Each of the non-disclosure agreements and confidentiality agreements discussed in this “Background of the Merger” contained customary standstill restrictions. None of them contained a “don’t ask-don’t waive” standstill provision prohibiting the party from requesting that the Verint Board or Verint release it from its standstill obligations.

The disclosure in the first three paragraphs under the heading “The Merger—Opinion of Jefferies LLC—Selected Public Companies Analysis” on page 62 of the Proxy Statement is hereby amended and supplemented as follows:

Jefferies reviewed publicly available financial, stock market and operating information of Verint and ~~the following~~ five selected publicly traded companies in the customer engagement software industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected companies.”~~:~~

~~•  8x8, Inc.~~

~~•  Five9, Inc.~~

~~•  NICE Ltd.~~

~~•  RingCentral, Inc.~~

~~•  Zoom Communications, Inc.~~

Jefferies reviewed, among other information and to the extent publicly available, enterprise values (“EVs”) of the selected companies, calculated as fully diluted equity values based on closing stock prices on August 22, 2025, plus total debt, capital leases, preferred equity and non-controlling interests, minus cash and cash equivalents, as a multiple of each company’s estimated adjusted earnings before interest, taxes, depreciation and amortization, as applicable (“Adjusted EBITDA”), for the calendar years 2025 and 2026, which Jefferies refers to as “CY 2025E” and “CY 2026E,” respectively. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.

The selected public companies and the financial data reviewed included the following:

The table immediately following the first three paragraphs under the heading “The Merger—Opinion of Jefferies LLC—Selected Public Companies Analysis” on page 62 of the Proxy Statement is hereby amended by replacing it in its entirety with the following:

Company	EV / CY 2025E Adjusted EBITDA	EV / CY 2026E Adjusted EBITDA
8x8, Inc.	6.7x	6.6x
Five9, Inc.	9.7x	8.4x
NICE Ltd.	7.8x	7.3x
RingCentral, Inc.	6.5x	6.0x
Zoom Communications, Inc.	9.2x	9.0x

The disclosure in the first paragraph under the heading “The Merger—Opinion of Jefferies LLC—Selected Public Companies Analysis” (below the table) on page 62 of the Proxy Statement is hereby amended and supplemented as follows:

Jefferies applied a selected range of enterprise value to estimated Adjusted EBITDA multiples of 6.5x to 9.0x and 6.0x to 8.5x to corresponding data of Verint based on the Verint Forecasts for estimated Adjusted EBITDA for CY 2025E (fiscal year end on January 31, 2026) and CY 2026E (fiscal year end on January 31, 2027), respectively, unburdened by stock-based compensation expense and unburdened by capitalized software, to determine ranges of implied enterprise values for Verint. Jefferies then subtracted Verint’s net debt of $240 million, preferred equity of $400 million and minority interest of $3 million as of July 31, 2025 to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Common Stock outstanding of 65.3 million as of July 31, 2025, each as provided by Verint management, to calculate a range of implied per share equity values for Verint. This analysis indicated the reference ranges of implied per share equity values set forth in the table below, in each case as compared to the Merger Consideration of $20.50 per share.

The disclosure in the first paragraph under the heading “The Merger—Opinion of Jefferies LLC—Selected Transactions Analysis” on page 63 of the Proxy Statement is hereby amended and supplemented as follows:

Jefferies reviewed publicly available financial, stock market and operating information of Verint and company filings, definitive proxy statements, press releases and Wall Street research relating to ~~the following~~ twelve historical M&A transactions, announced since May 2013, involving companies in the enterprise software industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected transactions.”~~:~~

The selected transactions and the financial data reviewed included the following:

The table immediately following the first paragraph under the heading “The Merger—Opinion of Jefferies LLC—Selected Transactions Analysis” on page 63 of the Proxy Statement is hereby amended by replacing it in its entirety with the following:

Announcement Date	Target	Acquiror	EV / LTM Adjusted EBITDA
February 7, 2025	SolarWinds Corporation	Turn/River Capital, L.P.	11.4x
February 26, 2024	Broadcom Inc. (End User Computing Division)	KKR & Co. Inc.	9.2x
April 26, 2022	Kofax (Thoma Bravo portfolio company)	Clearlake Capital Group, L.P. / TA Associates	8.7x

Announcement Date	Target	Acquiror	EV / LTM Adjusted EBITDA
April 7, 2022	CDK Global Inc.	Brookfield Business Partners	12.3x
May 10, 2021	Aspect Software & Noble Systems	Abry Partners	8.1x
March 8, 2021	McAfee Corp. (Enterprise Business)	Symphony Technology Group	8.7x
February 18, 2020	RSA Security (Dell Technologies)	Symphony Technology Group	8.3x
December 17, 2019	LogMeIn, Inc.	Francisco Partners / Evergreen Coast Capital Corporation	10.6x
October 22, 2019	Cision Ltd.	Platinum Equity	10.3x
May 9, 2017	West Corp	Apollo Global Management LLC	7.7x
July 7, 2016	AVG Technologies N.V.	Avast Software (Summit Partners)	10.9x
May 6, 2013	BMC Software Inc.	Bain Capital / Golden Gate Capital / GIC / Insight Venture Partners	7.9x

The disclosure in the first paragraph under the heading “The Merger—Opinion of Jefferies LLC—Selected Transactions Analysis” (below the table) on page 64 of the Proxy Statement is hereby amended and supplemented as follows:

~~The financial data reviewed included the following:~~

~~Selected Transactions Analysis~~

~~Financial Metric~~	~~25th Percentile~~	~~Median~~	~~75th Percentile~~
~~EV / LTM Adjusted EBITDA~~	~~8.2x~~	~~9.0x~~	~~10.9x~~

Jefferies applied a selected range of enterprise value to the last twelve months (“LTM”) Adjusted EBITDA multiples derived from the selected transactions analysis of 8.0x to 11.0x to the LTM Adjusted EBITDA of Verint for the twelve months ended July 31, 2025 to determine a range of implied enterprise values for Verint. Jefferies then subtracted Verint’s net debt of $240 million, preferred equity of $400 million and minority interest of $3 million as of July 31, 2025 to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Common Stock outstanding of 65.3 million as of July 31, 2025, each as provided by Verint management, to calculate a range of implied per share equity values. This analysis indicated the reference ranges of implied per share equity values set forth in the table below, in each case as compared to the Merger Consideration of $20.50 per share.

The disclosure under the heading “The Merger—Opinion of Jefferies LLC—Discounted Cash Flow Analysis” on pages 64 and 65 of the Proxy Statement is hereby amended and supplemented as follows:

Jefferies performed a discounted cash flow analysis of Verint by calculating the estimated present value of the stand-alone unlevered free cash flows that Verint was forecasted to generate during the second half of fiscal year 2026 and the fiscal years ending January 31, 2027, through January 31, 2033, based on the Verint Forecasts (and burdened by stock-based compensation expense) as set forth in the section below titled “ —Certain Unaudited Prospective Financial Information.” The terminal values of Verint were calculated by applying a selected range of perpetuity growth rates of 4.0% to 5.0% to Verint’s estimated terminal year unlevered free cash flows, based on the Verint Forecasts and per management guidance. The present values of the unlevered free cash flows and terminal values of Verint were then calculated using a selected discount rate range of 12.4% to 13.4%, based on an estimate of Verint’s weighted average cost of capital, to determine a range of implied enterprise values for Verint. Jefferies then subtracted Verint’s net debt of $240 million, preferred equity of $400 million and minority interest of $3 million as of July 31, 2025, to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Common Stock outstanding of 65.3 million as of July 31, 2025, each as provided by Verint management, to calculate a range of implied per share equity values for Verint. This analysis indicated a reference range of implied per share equity values of $18.43 to $23.99 per share, as compared to the Merger Consideration of $20.50 per share.

The disclosure in the second paragraph under the heading “The Merger—Opinion of Jefferies LLC—Miscellaneous” on page 65 of the Proxy Statement is hereby amended and supplemented as follows:

As the Board was aware, during the two-year period prior to the date of Jefferies’ opinion, Jefferies and its affiliates have not provided investment banking services to Verint (other than in connection with Jefferies’ current engagement) for which Jefferies and its affiliates have received compensation. ~~During~~ As the Board was also aware, during the two-year period prior to the date of Jefferies’ opinion, Jefferies and its affiliates have provided financial advisory and financing services to Thoma Bravo and/or certain of its affiliates and portfolio companies, for which Jefferies and its affiliates have received aggregate compensation of approximately $23.0 million. Jefferies and its affiliates may provide financial advisory and/or financing services to Verint, Thoma Bravo and/or their respective affiliates and portfolio companies in the future, for which services Jefferies and its affiliates would expect to receive compensation. Jefferies is not participating in the Financing. In the ordinary course of Jefferies’ business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of Verint, Thoma Bravo and/or their respective affiliates and portfolio companies for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions in those securities.

Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals; (iii) the failure to obtain the Company Stockholder Approval; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed Merger on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed Merger disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed Merger; (viii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) the ability of Parent to obtain financing for the proposed Merger; (xi) litigation relating to the proposed Merger that has and could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xii) continued availability of capital and financing and rating agency actions; (xiii) certain restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xiv) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2025 and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the transaction between the Company, Parent and Merger Sub. In connection with the transaction, the Company filed a definitive proxy statement with the SEC on October 20, 2025 relating to the special meeting of stockholders scheduled for November 18, 2025. The Company may also file other documents with the SEC regarding the transaction. This document is not a substitute for the definitive proxy statement or any other documents that the Company may file with the SEC regarding the transaction. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of the definitive proxy statement and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.verint.com or by sending a written request to the Company in care of the Corporate Secretary, at Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is contained in the definitive proxy statement relating to the special meeting of stockholders filed with the SEC on October 20, 2025. Investors may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction, including the interests of the Company’s directors and executive officers in the transaction, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2025

VERINT SYSTEMS INC.

By:	/s/ Peter Fante
Name:	Peter Fante
Title:	Chief Administrative Officer